SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


|X|      Filed by Registrant.
|_|      Filed by Party other than the Registrant

Check the appropriate box:
|X|      Preliminary Proxy Statement
|_|      Confidential,  for  Use  of   the  Commission  Only  (as  permitted  by
         Rule 14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                          BLACK WARRIOR WIRELINE CORP.
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
       (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (check the appropriate box):
|X|      No fee required.
|_|      $500 per  each  party  to the  controversy  pursuant  to  Exchange  Act Rule 14a-6(i)(4) and 0-11.
         1)  Title of each class of securities to which transaction applies:  __________________________

         -----------------------------------------------------------------------------
         2)  Aggregate number of securities to which transaction applies:  __________________________

         ------------------------------------------------------------------------------
         3) Per unit price or other  underlying  value of  transaction  computed pursuant to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ------------------------------------------------------------------------------
         4)  Proposed maximum aggregate value of transaction:  _________________________________

         5)  Total Fee Paid:  ______________________________________________________________

|_| Fee paid previously with preliminary materials.

|_|      Check box if any part of the Fee is offset as provided by Exchange  Act
         Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid  previously.  Identify  the  previous  filing by  registration statement number, or the Form or Schedule and the date of its filing.
         1)  Amount Previously Paid:  _______________________________________________________
         2)  Form, Schedule or Registration Statement Number:  _________________________________
         3)  Filing Party:  _________________________________________________________________
         4)  Date Filed:  _________________________________________________________________


                          BLACK WARRIOR WIRELINE CORP.
                             3748 Highway #45 North
                           Columbus, Mississippi 39701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 30, 2001


         Notice is hereby given that the Annual Meeting of Stockholders of Black Warrior Wireline Corp. (the "Company") will be held at the offices of the Company at 3748 Highway #45 North, Columbus, Mississippi 39701, on Tuesday, January 30, 2001 at 10:00 AM local time, for the following purposes:

         1. To elect four (4) directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

         2. To consider and vote on a proposal to approve an amendment to the Company's 1997 Omnibus Incentive Plan to increase the number of shares reserved for the grant of options thereunder from 600,000 shares to 1,000,000 shares;

         3. To consider and vote on a proposal to approve an amendment to the Company's 1997 Non-Employee Stock Option Plan to increase the number of shares reserved for the grant of options thereunder from 100,000 shares to 300,000 shares;


         4. To consider and vote on a proposal to approve the adoption of the Company's 2000 Stock Incentive Plan pursuant to which 17,500,000 shares will be reserved for the grant of options thereunder;

         5. To consider and vote on a proposal to amend the Certificate of Incorporation of the Company to increase the authorized shares of Common Stock, par value $.0005 per share, from 12,500,000 shares to 175,000,000 shares; and

         6. To transact such other business as may properly come before the meeting or any adjournments thereof.


         Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only stockholders of record at the close of business on December 14, 2000 are entitled to notice of and to vote at the Meeting.

         We hope that all of our Stockholders who can conveniently do so will attend the Meeting. Stockholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed Proxy and return the same in the enclosed addressed envelope which requires no postage and is intended for your convenience.


Dated:  December 29, 2000                               Allen R. Neel, Secretary

                          BLACK WARRIOR WIRELINE CORP.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS


         The enclosed Proxy is solicited by the Board of Directors of Black Warrior Wireline Corp. (the "Company"), from the holders of shares of Common Stock, $.0005 par value, to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the offices of the Company at 3748 Highway #45 North, Columbus, Mississippi 39701, on Tuesday, January 30, 2001 at 10:00AM local time, and at any adjournments thereof.

         The only business which the Board of Directors intends to present or knows that others will present at the Meeting is (i) the election of four (4) Directors of the Company to hold office until the next Annual Meeting of Stockholders and until their successors have been elected and qualified, (ii) to consider and vote on a proposal to approve an amendment to the Company's 1997 Omnibus Incentive Plan to increase the number of shares reserved for the grant of options thereunder from 600,000 shares to 1,000,000 shares, (iii) to consider and vote on a proposal to approve an amendment to the Company's 1997 Non-Employee Stock Option Plan to increase the number of shares reserved for the grant of options thereunder from 100,000 shares to 300,000 shares, (iv) to consider and vote on a proposal to approve the adoption of the Company's 2000 Stock Incentive Plan pursuant to which 17,500,000 shares will be reserved for the grant of options thereunder, and (v) to consider and vote on a proposal to amend the Certificate of Incorporation of the Company to increase the authorized shares of Common Stock from 12,500,000 shares to 175,000,000 shares. Management does not know of any other business to be brought before the Meeting, but it is intended that as to any other business, a vote may be cast pursuant to the Proxy in accordance with the judgment of the person or persons acting thereunder. Any stockholder giving a Proxy has the power to revoke it at any time before the Proxy is voted by revoking it in writing, by executing a later dated Proxy, or appearing at the Meeting and voting in person. Any writing revoking a Proxy should be addressed to Allen R. Neel, Secretary, at the address set forth below.


         The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote. Each of the other matters to be submitted to a vote of stockholders will require the affirmative vote of a majority of the votes cast at the Meeting on the proposal except that the proposal to amend the Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. With regard to the election of Directors, votes may be cast for or withheld from the nominees. Votes that are withheld will have no effect on the outcome of the election because the Directors will be elected by a plurality of votes cast.

         Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. However, abstentions on any of the Company's proposals will have no effect on the outcome of the vote on such proposal where the outcome requires the affirmative vote of a majority of votes cast at the Meeting and will have the effect of a vote against the proposal to amend the Company's Certificate of Incorporation.

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors. Under applicable Delaware law, "broker non-votes" on any such proposal (where a broker submits a proxy but does not vote a customer's shares on such proposal) will be considered not entitled to vote on that proposal and thus will not be counted in determining the outcome of such vote. Likewise, where authority to vote for the election of Directors is withheld by a stockholder, such shares will not be counted in determining the outcome of such vote. Therefore, broker non-votes with respect to the election of Directors and stockholders who mark their proxies to withhold authority to vote their shares will have no effect on the outcome of such proposal, although broker non-votes and proxies submitted where the vote for the election of Directors is withheld are counted in determining the existence of a quorum.


         Only stockholders of record as of the close of business on December 14, 2000 are entitled to notice of and to vote at the Meeting or any adjournments thereof. On such date, the Company had outstanding voting securities consisting of 12,496,408 shares of Common Stock, $.0005 par value, each of which shares is entitled to one vote.

         The Company's principal executive office address is 3748 Highway #45 North, Columbus, Mississippi 39701, and the telephone number is (662) 329-1047. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Company's stockholders on or about December 29, 2000.

1.       ELECTION OF DIRECTORS


         At the Meeting, it is proposed to elect four (4) Directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as Directors of the four (4) nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute. Each nominee is presently a Director of the Company and, except for Messrs. Underbrink and Mann, was elected a Director at the 1997 Annual Meeting of Stockholders.

         The nominees for Director and their ages are as follows:

                           NAME                                          AGE
                  William L. Jenkins                                     47
                  Charles E. Underbrink                                  46
                  John L. Thompson                                       41
                  Alan W. Mann                                           45

         William L. Jenkins has been President, Chief Operating Officer and a Director of the Company since March 1989. From 1973 until 1980, Mr. Jenkins held a variety of field engineering and training positions with Welex - A Halliburton Company, in the South and Southwest. From 1980 until March 1989, Mr. Jenkins worked with Triad Oil & Gas, Inc., as a consultant, providing services to a number of oil and gas companies. During that time, Mr. Jenkins was involved in the organization of a number of drilling and oil field service companies, including a predecessor of the Company, of which he served as Secretary/Treasurer until 1988. Mr. Jenkins has over twenty years' experience in the oil field service business. Mr. Jenkins is Mr. Thornton's brother-in-law.


         Charles E. Underbrink was elected a Director on April 1, 1998. For more than the past five years, he has been employed as the Chief Executive Officer and Chairman of St. James Capital Corp. and SJMB, L.L.C., Houston-based merchant banking firms. Mr. Underbrink is also a Director of Monorail Computer Corporation, Somerset House Publishing, HUB, Inc. and Industrial Holdings, Inc.

         John L. Thompson has been, since July 1995, employed as a Director and President of St. James Capital Corp. and SJMB, L.L.C., Houston-based merchant banking firms. St. James Capital Corp. also serves as the general partner of St. James Capital Partners, L.P. and SJMB, L.L.C. serves as the general partner of SJMB, L.P., investment limited partnerships, specializing in merchant banking related investments. Additionally, he is a Director of Industrial Holdings, Inc., a publicly-held company. Prior to co-founding St. James Capital Corp. and SJMB, L.L.C., Mr. Thompson served as a Managing Director of Corporate Finance at Harris Webb & Garrison, a regional investment banking firm with a focus on mergers and acquisitions, financial restructuring and private placements of debt and equity issues. Mr. Thompson was elected to the Company's Board of Directors in June 1997 pursuant to the terms of Agreements between the Company and St. James Capital Partners, L.P. See "Certain Transactions" for a description of the transactions.

         Alan W. Mann was elected a Director effective March 1, 2000. He is Vice-President of Operations for the Company's Diamondback Directional Division, having joined the Company with the purchase of Diamondback Directional, Inc. in 1997. Prior to forming Diamondback Directional, Inc. in 1995, Mr. Mann was employed by Becfield Drilling Services in operations and management. Mr. Mann was elected a Director pursuant to the terms of an agreement entered into with the Company in December 1999 resolving certain litigation between Mr. Mann and the Company.

EXECUTIVE OFFICERS

         The current executive officers of the Company are the following:

                  NAME                              POSITION

         William L. Jenkins                President and Chief Operating Officer
         Allen R. Neel                     Executive Vice-President
         Danny Ray Thornton                Vice-President/Operations


         Mr. Jenkins' employment background is described above.


         Allen R. Neel is the Executive Vice-President of the Company and has been employed by the Company since August 1990. He is currently in charge of the Company's Multishot division and its offshore operations, as well as administration and legal matters. In 1981, Mr. Neel received his BS Degree in Petroleum Engineering from the University of Alabama. From 1981 to 1987, Mr. Neel worked in engineering and sales for Halliburton Services. From 1987 to 1989, he worked as a District Manager for Graves Well Drilling Co. When the Company acquired the assets of Graves in 1990, Mr. Neel assumed a position with the Company.

         Danny Ray Thornton is a Vice-President of the Company and has been employed by the Company since March 1989. From 1982 to March 1989, Mr. Thornton was the president and a principal stockholder of Black Warrior Mississippi, the Company's operational predecessor. Mr. Thornton has been engaged in the oil and gas services industry in various capacities since 1978. His principal duties with the Company include supervising and consulting on wireline and workover operations. Mr. Thornton is Mr. Jenkins' brother-in-law.

EXECUTIVE COMPENSATION - GENERAL


         The following table sets forth the compensation paid or awarded to the President and Chief Executive Officer of the Company and each other executive officer of the Company who received compensation exceeding $100,000 during 1999 for all services rendered to the Company in each of the years 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE


                                     ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                             -----------------------------------------------------------------------
                                                          BONUS/ANNUAL    SECURITIES      LONG-TERM
          NAME AND                                          INCENTIVE     UNDERLYING      INCENTIVE        ALL OTHER
     PRINCIPAL POSITION          YEAR         SALARY          AWARD         OPTIONS        PAYOUTS        COMPENSATION
------------------------------------------------------------------------------------------------------------------------
William L. Jenkins               1999        $137,140          -0-                           -0-             $1,216(1)
   President                     1998        $146,275          -0-          200,000          -0-             $1,216(1)
                                 1997        $110,000          -0-            -0-            -0-             $1,216(1)

Allen R. Neel                    1999         $92,761          -0-                           -0-             $8,400(2)
   Executive Vice President      1998        $131,334          -0-                           -0-             $8,400(2)
                                 1997         $78,500          -0-          80,000           -0-               -0-
---------------------------------
(1)      Includes the premiums  paid by the Company on a $1,000,000 insurance policy on the life of Mr. Jenkins which names his wife as beneficiary and owner of the policy.
(2)      Automobile allowance paid to Mr. Neel.


STOCK OPTION HOLDINGS AT DECEMBER 31, 1999.


         The following table provides information with respect to the above named executive officers regarding Company options held at the end of the Company's year ended December 31, 1999 (such officers did not exercise any options during the most recent fiscal year).



                                                                                       VALUE OF UNEXERCISED
                                    NUMBER OF UNEXERCISED OPTIONS                      IN-THE-MONEY OPTIONS
                                        AT DECEMBER 31, 1999                         AT DECEMBER 31, 1999 (1)

         NAME                   EXERCISABLE              UNEXERCISABLE           EXERCISABLE        UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------
William L. Jenkins                100,000                   100,000                  -0-                 -0-
Allen R. Neel                      80,000                      -0-                   -0-                 -0-


----------------------------
(1)      Based on the closing sales price on December 31,1999 of $0.625.

EMPLOYMENT AGREEMENTS


         The Company has entered into an Employment Agreement, dated January 1, 1998, with William L. Jenkins, to serve as its President, Chief Executive Officer and a Director of the Company. The Employment Agreement, which terminates on December 31, 2001, provides for an annual base salary of $225,000. The Employment Agreement provides for certain increases in Mr. Jenkins base compensation in the years 1999, 2000 and 2001 if the Company meets certain performance objectives. Pursuant to the agreement, Mr. Jenkins was granted a ten-year option to purchase 200,000 shares of the Company's common stock at an exercise price of $6.6875 per share, the fair market value of the stock on January 1, 1998, the date the option was granted. With certain exceptions, the agreement restricts Mr. Jenkins from engaging in activities in competition with the Company during the term of his employment and, in the event Mr. Jenkins terminates the agreement prior to its termination date, for a period of eighteen
(18) months thereafter and also in the event he terminates the agreement, from soliciting for employment any employee of the Company for a period of two years after termination.

         The Company has entered into three-year employment agreements terminating on April 1, 2003 with each of Allen R. Neel, Executive Vice-President and Danny R. Thornton, Vice-President, Operations, of the Company. Mr. Neel receives base compensation of $135,000 per year. Mr. Thornton receives base compensation of $75,000 per year. On each anniversary date of the agreements, the Company and the employee agree to renegotiate the base salary taking into account the rate of inflation, overall profitability and the cash position of the Company, the performance and profitability of the areas for which the employee is responsible and other factors. The agreements contain restrictions on such persons engaging in activities in competition with the Company during the term of their employment and for a period of two years thereafter. In addition, the agreements provide for the grant to such employees of options to purchase 50,000 shares of the Company's Common Stock on execution of the agreements and 10,000 shares on each of the first three anniversary dates of the agreements, provided such persons continue to be employed by the Company, exercisable at a price of $2.625 per share.

CERTAIN TRANSACTIONS

St. James Transactions

         Commencing in June 1997 through February, 2000, the Company entered into a series of transactions with St. James, its affiliates, and partners, whereby the Company sold on the following dates for an aggregate purchase price of $24.2 million, the following securities:


             DATE                                         SECURITY                       PRINCIPAL AMOUNT
--------------------------------                --------------------------------      ----------------------
June 6, 1997                                    9% Convertible Promissory Note              $2.0 million (1)
October 9, 1997                                 7% Convertible Promissory Note              $2.9 million (2)
January 23, 1998                                8% Convertible Promissory Note              $10.0 million(3)
October 30, 1998                                10% Convertible Promissory Note             $2.0 million (4)
February 18, 1999                               10% Convertible Promissory  Note            $2.5 million (5)
December 17, 1999                               10% Convertible Promissory Note             $3.1 million (6)
February 14, 2000                               15% Convertible Promissory Notes            $1.7 million (7)

               DATE                        NUMBER OF WARRANTS (8)(9)                     EXPIRATION DATE
-------------------------------            -------------------------                 ----------------------

June 6, 1997                                       2,442,000                               June 5, 2002

October 9, 1997                                    4,478,277                             October 10, 2002

January 23,1998                                   16,200,000                             January 23, 2003

October 30, 1998                                   4,000,000                             October 30, 2003

February 18, 1999                                  4,150,000                            February 18, 2004

December 17, 1999                                 12,710,000                            December 31, 2004

February 14, 2000                                  6,970,000                            December 31, 2004


---------------------------------------
(1) Convertible at a current conversion price of $0.75 per share, as adjusted through December 17, 1999 pursuant to anti-dilution adjustments, into an aggregate of 2,666,667 shares of Common Stock.
(2) Convertible at a current conversion price of $0.75 per share, as adjusted through December 17, 1999 pursuant to anti-dilution adjustments, into an aggregate of 3,866,667 share of Common Stock.
(3) Convertible at an exercise price of $0.75 per share, as adjusted through December 17, 1999 pursuant to anti-dilution adjustments, into an aggregate of 13,333,333 shares of Common Stock.

(4) Convertible at a current conversion price of $0.75 per share, as adjusted through December 17, 1999 pursuant to anti-dilution adjustments, into an aggregate of 2,666,666 shares of Common Stock.
(5) Convertible at a current conversion price of $0.75 per share, as adjusted through December 17, 1999 pursuant to anti-dilution adjustments, into an aggregate of 3,333,333 shares of Common Stock.
(6) Convertible at a current conversion price of $0.75 per share, subject to anti-dilution adjustments, into an aggregate of 4,133,333 Shares of Common Stock.
(7) Convertible at a current conversion price of $0.75 per share into an aggregate of 2,266,667 shares of Common Stock.
(8) Each warrant represents the right to purchase one share of Common Stock at $0.75 per share, subject to anti-dilution adjustments.
(9)   As adjusted and subject to further anti-dilution adjustment.

         On each of June 6 and October 9, 1997, January 23 and October 30, 1998, February 18, 1999, December 17, 1999 and through February 14, 2000, the Company entered into Purchase Agreements, and related notes, warrants and security documents (the "Agreements") with St. James or certain affiliated entities and partners (collectively referred to as "St. James") regarding the purchase of the securities described in the tables above. Except for those terms relating to the amounts of securities purchased, maturity and expiration dates, interest rates, and conversion and exercise prices, each of such Agreements contained substantially identical terms and conditions relating to the purchase of the securities involved. Payment of principal and interest on all the notes is collateralized by substantially all the assets of the Company, subordinated, as of November 30, 2000, to borrowings by the Company from Coast in the maximum aggregate amount of $25.0 million. The notes mature and are due and payable on various dates commencing January 1, 2001 through June 1, 2002. The notes are convertible into shares of the Company's Common Stock at the conversion prices set forth in the tables above, subject to anti-dilution adjustments for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect in which event the conversion price is reduced to the lower price at which such shares were issued. Pursuant to the Agreements, the Company agreed to issue to St. James for nominal consideration warrants to purchase shares of Common Stock of the Company exercisable at the prices set forth in the tables above, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise prices then in effect in which event the exercise price is reduced to the lower price at which such shares were issued. The shares issuable on conversion of the notes and exercise of the warrants have demand and piggy-back registration rights under the Securities Act of 1933. The Company agreed that one person designated by St. James will be nominated for election to the Company's Board of Directors. Mr. John L. Thompson, currently a Director of the Company, serves in this capacity. The Agreements grant St. James certain preferential rights to provide future financings to the Company, subject to certain exceptions. The notes also contain various affirmative and negative covenants, including a prohibition against the Company consolidating, merging or entering into a share exchange with another person, with certain exceptions, without the consent of St. James. Events of default under the notes include, among other events, (i) a default in the payment of principal or interest; (ii) a default under any of the notes and the failure to cure such default for five days, which will constitute a cross default under each of the other notes; (iii) a breach of the Company's covenants, representations and warranties under any of the Agreements; (iv) a breach under any of the Agreements between the

Company and St. James, subject to certain exceptions; (v) any person or group of persons acquiring 40% or more of the voting power of the Company's outstanding shares who was not the owner thereof as of October 30, 1998, a merger of the Company with another person, its dissolution or liquidation or a sale of all or substantially all its assets; and (vi) certain events of bankruptcy. In the event of a default under any of the notes, subject to the terms of a subordination agreement between St. James and Coast, St. James could seek to foreclose against the collateral for the notes.

         In March 1998, St. James agreed to certain amendments to its agreements with the Company in connection with the borrowings made at the time by the Company from Fleet Capital Corporation ("Fleet") to finance the completion of the acquisition of assets from Phoenix Drilling Services, Inc. Among other things, these amendments required St. James to extend the maturity date of $10.0 million of indebtedness owing to it from maturing in 18 months to maturing in 36 months, required St. James to fully subordinate the payment of principal and interest on the indebtedness owing to it to the prior payment in full of the Company's indebtedness to Fleet, and required St. James to refrain from selling shares of Common Stock of the Company below certain percentage levels of the Company's shares outstanding so long as the indebtedness remained owing to Fleet. In consideration for these amendments, the Company agreed to reduce the exercise and conversion prices of the common stock purchase warrants and note issued to St. James in January 1998 to $5.50 per share and to provide that in the event shares were issued by the Company thereafter at a price less than $5.50 per share such exercise and conversion prices will be reduced to a price equal to the price at which the shares are issued. The $5.50 price was based on a price at which the Company issued shares of Common Stock in a private placement in March 1998, at the time St. James agreed to the amendments to its agreements.

         On October 30, 1998, the Company entered into an Amended and Restated Loan Agreement with Fleet pursuant to which, among other things, Fleet waived any and all defaults which existed under the prior loan agreement. Under the Amended and Restated Loan Agreement, Fleet agreed to loan to the Company up to an additional $1.2 million, subject however to the Company borrowing an additional $1.5 million subordinated to the Company's borrowings from Fleet and an additional $500,000 borrowed by the Company from St. James in July 1998 being converted into a loan subordinated to the Company's indebtedness owing to Fleet.


         In order to obtain the additional $1.5 million of subordinated borrowings necessary to complete the closing of the Company's Amended and Restated Loan Agreement with Fleet, on October 30, 1998, the Company entered into an agreement with St. James Merchant Bankers, L.P. ("SJMB") whereby SJMB agreed to purchase up to $2.0 million principal amount of the Company's convertible promissory note due on March 16, 2001. Such amount included a refinancing of the $500,000 loaned in July 1998 and provided $750,000 to the Company on October 30, 1998 to close the amended loan agreement with Fleet. Subject to the Company meeting certain conditions, SJMB agreed to loan an additional $750,000 to the Company, which funds were loaned on December 1, 1998. The note issued to SJMB is convertible into shares of the Company's Common Stock at an original conversion price of $2.25 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect, in which event the conversion price is reduced to the lower price at which such shares are issued. The Company also agreed to issue to SJMB warrants to purchase shares of Common Stock exercisable at a price of $2.25 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise price then in effect, in which event the exercise price is reduced to the lower price at which such shares are issued and the number of shares issuable is adjusted upward. Under the agreement with SJMB, warrants to purchase 1,333,333 shares of Common Stock were issued.

         On February 18, 1999, in order to obtain the additional $2.5 million of borrowings necessary to complete the closing under an agreement with Fleet, the Company entered into an agreement with SJMB to purchase up to $2.5 million principal amount of the Company's convertible promissory note due on March 16, 2001. The note is convertible into shares of the Company's Common Stock at an original conversion price of $1.50 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect, in which event the conversion price is reduced to the lower price at which such shares are issued. The Company also issued warrants to purchase 2,075,000 shares of Common Stock exercisable at a price of $1.50 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise price then in effect, in which event the exercise price is reduced to the lower price at which such shares are issued and the number of shares issuable is adjusted upward.

         In January 2000, the Company refinanced its indebtedness owing to Fleet and entered into a Loan and Security Agreement with Coast Business Credit, a division of Southern Pacific Bank ("Coast"). Under the agreement with Coast, the Company is able to borrow, subject to meeting certain conditions, up to $25.0 million, of which $20.6 million was outstanding on September 30, 2000. Principal and interest of up to $5.0 million outstanding under the loan agreement has been guaranteed, subject to certain limitations, by St. James and SJMB, and Charles Underbrink, a principal of St. James and a Director of the Company. In addition, St. James has guaranteed all of the Company's obligations under the Loan Agreement, subject to certain limitations. The guaranty of St. James is backed by a pledge of certain securities owned by it, subject to certain limitations.

         During the period through February 14, 2000, the Company sold $7.0 million principal amount of convertible promissory notes due on January 15, 2001 and warrants to purchase 28.7 million shares of Common stock. The purchasers were primarily partners in investments of St. James. Payment of principal and interest on the Notes is collateralized by substantially all the assets of the Company, subject, however, to the terms of a subordination agreement between the Purchasers and Coast. The Notes bear interest at 10% per annum through September 30, 2000 and thereafter at the rate of 15% per annum and are convertible into shares of the Company's Common Stock at a conversion price of $0.75 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect, in which event the conversion price is reduced to the lower price at which such shares were issued. the Warrants are exercisable at a price of $0.75 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise price then in effect, in which event the exercise price is reduced to the lower price at which such shares were issued and the number of shares issuable is adjusted upward.

         As a consequence of the issuance of the convertible notes and warrants to SJMB and other purchasers during December 1999 through February 2000 with conversion and exercise prices of $0.75, under the terms of the anti-dilution provisions of the Company's previously issued and outstanding convertible notes and warrants held by St. James, its affiliates and assignees, the conversion prices and exercise prices of those securities were reduced to $0.75 per share with the total number of shares issuable on conversion and exercise being adjusted upward to 58,936,942 shares.

         The ability of St. James, its affiliates, assignees and certain of its limited partners to fully exercise or convert their warrants and notes is dependent upon an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue from 12,500,000 shares to 175,000,000 shares at this Meeting. See proposal 5. Subject to the adoption by stockholders of this amendment at this Meeting, in the event St. James, its affiliates, assignees and certain of its limited partners convert their notes and exercise their warrants, they would hold in the aggregate 96,062,041 shares of the Company's Common Stock. This change in the stockholdings of the Company would result in a change in control of the voting power of the Company's outstanding shares of Common Stock.

         During the year ended December 31, 1998, the Company paid $902,012, to St. James Capital Corp. for consulting fees.

         On December 14, 2000, St. James converted $1,750,000 principal amount of a note and $2,013,110 of accrued interest on indebtedness owing to it into 5,017,481 shares of the Company's Common Stock at a conversion price of $0.75 per share. St. James has advised the

Company that it intends to vote these shares at the Meeting for the four persons nominated to serve as Directors and in favor of the other proposals described in this proxy statement.

Other Transactions

         At December 31, 1999 SJMB held a significant ownership interest in Collins & Ware, Inc., which was a customer of the Company. Sales to Collins & Ware during 1999 were $2,993,470. The Company's sales to Collins & Ware, Inc., were no less favorable to the Company than its sales to other customers.

         On June 17, 1999, the Company sold approximately $329,000 of trade accounts receivable, which was fully reserved due to the customer declaring bankruptcy, to RJ Air, LLC, an entity partially owned by John L. Thompson, a member of the Company's Board of Director's, for $200,000. As of September 30, 2000, the Company has collected $100,000 of the sale price and the remaining $100,000 is included in deferred revenue on the balance sheet.

         On December 22, 1999, the Company entered into a Compromise Agreement with Release with Bendover Company ("Bendover") whereby the parties compromised and settled their disputes arising out of the Company's acquisition of the assets of Diamondback Directional, Inc. in October 1997. Pursuant to the agreement, Bendover returned to the Company promissory notes aggregating $2.0 million principal amount and received in exchange 2,666,666 shares of the Company's Common Stock and a promissory note in the principal amount of $1,182,890 due on January 15, 2001, bearing interest at 10% per annum. The note is collateralized by the same assets of the Company as collateralize the notes owing to St. James and is subject to a subordination agreement with Coast. The shares of Common Stock issued to Bendover have demand and piggyback registration rights pursuant to an agreement entered into with the Company. The agreement also provided for the election of Alan W. Mann, a principal stockholder of Bendover, as a Director of the Company, the payment of approximately $26,000 to Mr. Mann on account of outstanding claims against the Company, and the dismissal of the lawsuit between the Company and Bendover.

         On November 20, 2000, the Company entered into a capital lease agreement for approximately $539,000 with Big Foot Rental Tool Service, L.L.C., which is owned partly by two employees of the Company, one of which is Allen Neel who is an officer of the Company.

         Pursuant to agreements entered into in November 1995 by Mr. Neel and two other former employees with the Company (the "Employee Group"), such persons agreed to convert secured loans to the Company aggregating $297,131 into shares of the Company's Common Stock on the basis of one share of Common Stock for each $2 of indebtedness exchanged and sell their shares in accordance with the terms of the agreement. Mr. Neel held $42,447 of such indebtedness. The

Employee Group agreed to sell the shares they received through Monetary Advancement International, Inc. ("MAII") at a price of $2 per share during the twelve months following the closing under the agreements. In addition, the Employee Group and the Company entered into a supplemental agreement pursuant to which, among other things, the Company guaranteed that MAII or another purchaser would purchase the shares issued to them at a price of $2 per share during the twelve months following the closing. It was further agreed in the supplemental agreement that if the shares were not purchased within such twelve month period, the Employee Group would suffer damages which were stipulated to be $.71942 per share with maximum liquidated damages of $100,000. The Company collateralized its guarantee with a pledge of all its accounts receivable with the Company's liability limited to the first $100,000 of receivables collected. Subsequently, the Employee Group delivered certificates and stock powers for an aggregate of 148,565 shares to MAII to be sold in accordance with the terms of the agreements and the supplemental agreement. The Employee Group received payment from MAII for an aggregate of 26,234 shares and an aggregate of 122,331 shares were transferred by MAII into its name (and subsequently transferred into a street name) without paying for such shares. MAII refused to either return or pay for such shares.

         But for the Company's guarantee and the understanding that MAII would purchase all their shares at $2 per share within twelve months of the closing of the agreements, the Employee Group advised the Company that they would not have agreed to convert their secured indebtedness into shares of the Company's Common Stock and requested that the Company reimburse them for the entire amount of their loss or an aggregate of $244,662. The Company believed that the Employee Group had meritorious claims against MAII to recover either the shares not paid for or their value. The Employee Group successfully pursued those claims, and the Company paid for the legal fees and expenses they incurred.

         On March 9, 1998, in order to complete the secured borrowing from Fleet described above, the Employee Group agreed to release their lien on the Company's receivables in exchange for confirmation of the Company's agreement that it would reimburse such persons for their legal fees and expenses incurred in connection with their efforts to recover from MAII.

         In March 1995, the Company received a letter from the District Director of the Internal Revenue Service (the "IRS") in which he formally notified the Company that the IRS had preliminarily calculated deficiencies of $35,057 and $541,727 in federal taxes for the years ended December 31, 1989 and December 31, 1990, respectively. The adjustments proposed by the IRS included the valuation of 600,000 shares of common stock issued as bonus compensation to William L. Jenkins, President of the Company, as well as certain other items. As part of its agreement to pay the bonus, the Company agreed to pay whatever personal tax liability was determined to be owing by Mr. Jenkins related to the bonus stock. In June 1996, the Company settled deficiency claims with the IRS on terms which, among other things, resulted in an additional tax liability to Mr. Jenkins in the amount of $98,524 for taxes, penalties and interest related to the bonus stock. The Company reimbursed Mr. Jenkins for this sum on January 23, 1997 and has agreed to further reimburse Mr. Jenkins for the tax liability resulting from this payment and any further tax reimbursement payments made to Mr. Jenkins in future years.

2.       AMENDMENT TO 1997 OMNIBUS INCENTIVE PLAN

         The Company's Board of Directors adopted, subject to stockholder approval, proposed amendments to the 1997 Omnibus Incentive Plan (the "Omnibus Plan") to increase the number of shares reserved for the grant of options thereunder from 600,000 shares to 1,000,000 shares. Stockholders are being asked to approve the amendments to the Omnibus Plan at the Meeting. A general description of the Omnibus Plan is set forth below.

               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

         General Description. The Omnibus Plan provides for compensatory awards (each an "Award") representing or corresponding to up to, as proposed to be amended, 1,000,000 shares of Common Stock of the Company. Awards may be granted for no consideration and consist of stock options, stock awards, stock appreciation rights ("SARs"), dividend equivalents, other stock-based awards (such as phantom stock) and performance awards consisting of any combination of the foregoing. The Omnibus Plan is designed to provide an incentive to the officers and certain other key employees of the Company by making available to them an opportunity to acquire a proprietary interest or to increase their proprietary interest in the Company. Any Award issued under the Omnibus Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for Award under the Omnibus Plan.

         The Directors or a Compensation Committee of the Board of Directors administers the Omnibus Plan. The Directors or, if appointed, Compensation Committee has the full power and authority, subject to the provisions of the Omnibus Plan, to designate participants, grant Awards and determine the terms of all Awards. The Directors or, if appointed, Compensation Committee has the right to make adjustments with respect to Awards granted under the Omnibus Plan in order to prevent dilution of the rights of any holder. Members of the Compensation Committee, if appointed, are not eligible to receive Awards under the Omnibus Plan.

         Stock Awards. The Directors or, if appointed, Compensation Committee has the right to grant Awards of shares of Common Stock which are subject to such restrictions (including restrictions on transferability and limitations on the right to vote or receive dividends with respect to the restricted shares) and such terms regarding the lapse of restrictions as are deemed appropriate. Generally, upon termination of employment for any reason during the restriction period, restricted shares shall be forfeited to the Company.

         SARs. An Award may consist of SARs. Upon exercising a SAR, the holder will be paid by the Company an amount in cash equal to the difference between the fair market value of the shares of Common Stock on the date of exercise, and the fair market value of the shares of Common Stock on the date of the grant of the SAR, less applicable withholding of Federal and State taxes. In no event may
(i) an aggregate payment by the Company during any fiscal year upon the exercise of SARs exceed $250,000 without board approval, or (ii) a holder of a SAR, who is also an employee of the Company, exercise an SAR if the aggregate amount to be received as a result of his or her exercise of SARs in the preceding twelve month period exceeds such employee's current base salary.

         Options Issued Under Omnibus Plan. The terms of specific options will be determined by the Directors or, if appointed, Compensation Committee. Generally, options will be granted at an exercise price equal to the lower of
(i) 100% of fair market value of the shares of Common Stock on the date of grant or (ii) 85% of the fair market value of the shares of Common Stock on the date of exercise. Each option will be exercisable after the period or periods specified in the option agreement, which will generally not exceed 10 years from the date of grant. Options may be issued in tandem with SARs ("Tandem Options") as a performance award.

         Shares of Common Stock received upon exercise of options are not transferable for a period of six months following exercise (other than in the case of death). In the event the employment of an optionee is terminated during such period (other than in the case of death or disability), the Company shall have the right to repurchase shares during such six month period in exchange for the payment of an amount equal to the exercise price. Upon the exercise of an option, the option holder shall pay to the Company the exercise price plus the amount of the required Federal and State withholding taxes, if any. The unexercised portion of any option granted under the Omnibus Plan will generally be terminated (a) thirty (30) days after the date on which the optionee's employment is terminated for any reason other than (i) Cause (as defined in the Omnibus Plan), (ii) mental or physical disability, or (iii) death; (b) immediately upon the termination of the optionee's employment for Cause; (c) three months after the date on which the optionee's employment is terminated by reason of retirement or mental or physical disability; or (d)(i) 12 months after the date on which the optionee's employment is terminated by reason of the death of the employee, or (ii) three months after the date on which the optionee shall die if such death shall occur during the three-month period following the termination of the optionee's employment by reason of retirement or mental or physical disability.

         Performance Awards Consisting of Options and SARs Issued in Tandem Under Omnibus Plan. Upon exercise of a Tandem Option, the optionee will be entitled to a credit toward the exercise price equal to the value of the SARs issued in tandem with the option exercised, but not to exceed the amount of the Federal income tax deduction allowed to the Company in respect of such SAR and not in an amount which would reduce the amount of payment by the optionee below the par value of the shares being purchased. Upon exercise of a Tandem Option, the related SAR shall terminate, the value being limited to the credit which can be applied only toward the purchase price of shares of Common Stock. In all cases, full payment of the net purchase price of the shares must be made in cash or its equivalent at the time the Tandem Option is exercised, together with the amount of the required Federal and State withholding taxes, if any. When a SAR issued as part of a Tandem Option is exercised, the option to which it relates will cease to be exercisable to the extent of the number of shares with respect to which the SAR was exercised, and that number of shares will thereafter be available for issuance as an Award under the Omnibus Plan.

         Other Performance Awards Issued Under the Omnibus Plan. The Omnibus Plan authorizes the Directors or, if appointed, Compensation Committee to grant, to the extent permitted under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 and applicable law, other Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock of the Company. Furthermore, the amount or terms of an Award may be related to the performance of the Company or to such other criteria or measure of performance as the Directors or, if appointed, Compensation Committee may determine.


         As of December 14, 2000, subject to shareholder approval of the adoption of the amendment to the Omnibus Plan, options to purchase an aggregate of 716,500 shares of Common Stock at exercise prices ranging from $1.50 to $8.01 per share had been granted to 27 employees under the Omnibus Plan. Included among such options are options to purchase 200,000 shares granted in January
1998 to Mr. Jenkins and options to purchase 80,000 shares granted to each of Messrs. Danny Ray Thornton and Allen Neel.

         In the event proposal number 5, the proposal to increase the number of shares of Common Stock the Company is authorized to issue, is not approved by stockholders, proposal number 2 will be withdrawn from consideration by stockholders.

         ADOPTION OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST AT THE MEETING.

3.       AMENDMENT TO 1997 NON-EMPLOYEE STOCK OPTION PLAN.


         The Company's Board of Directors adopted, subject to stockholder approval, proposed amendments to the 1997 Non-Employee Stock Option Plan (the "Non-Employee Plan") to increase the number of shares reserved for the grant of options thereunder from 100,000 shares to 300,000 shares. Stockholders are being asked to approve the amendment to the Non-Employee Plan at the Meeting. A general description of the Non-Employee Plan is set forth below.

               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

         General Description. The Non-Employee Plan provides a means by which non-employee directors of the Company and consultants to the Company can be given an opportunity to purchase stock in the Company, thus assisting the Company to retain the services of non-employee directors and consultants, to secure and retain the services of persons capable of serving in such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. The stock options granted under the Non-Employee Plan will not be eligible for the tax treatment accorded "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The Plan provides that, as proposed to be amended, a total of 300,000 shares of the Company's Common Stock may be issued pursuant to options granted under the Non-Employee Plan, subject to certain adjustments described below. If options granted under the Non-Employee Plan expire or otherwise terminate without being exercised in full, the stock not purchased pursuant to such options again becomes available for issuance pursuant to exercises of options granted under the Non-Employee Plan.

         Eligibility for Grant of Options. Options may be granted under the Non-Employee Plan only to non-employee directors of the Company and consultants to the Company.


         Grants. As of December 14, 2000, subject to shareholder approval of the adoption of the amendment to the Non-Employee Plan, options to purchase an aggregate of 107,000 shares of Common Stock have been granted to 14 persons under the Non-Employee Plan exercisable at prices ranging from $2.63 to $4.63 per share.

         Terms of Options. The exercise price for each option granted under the Non-Employee Plan will be not less than the fair market value of the Common Stock underlying the option on the date of grant. The purchase price of stock acquired pursuant to options granted under the Non-Employee Plan must be paid either: (i) in cash, (ii) by delivery to the Company of other Common Stock of the Company that has been held for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at the fair market value on the date of exercise or (iii) by a combination of such methods of payment.

         Each option granted under the Non-Employee Plan will become exercisable upon the date of grant, provided that as of each vesting date and during the exercise period the option holder remains a director, employee or consultant to the Company. The term of each option granted under the Non-Employee Plan is 10 years after the date of grant.

         Options granted under the Non-Employee Plan may not be transferred except by will or by the laws of descent and distribution, and may be exercised during the lifetime of the person to whom the option is granted only by such person.

         Adjustment Provision. The Non-Employee Plan provides that, if there is any change in the stock subject to the Plan or subject to any option granted under the Non-Employee Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or otherwise), then the Non-Employee Plan and options outstanding thereunder will be appropriately adjusted as to the class(es) and the maximum number of shares subject to the Non-Employee Plan, and the class(es), number of shares and price per share of stock subject to such outstanding options.

         Effects of Certain Corporate Events. The Non-Employee Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, any outstanding options under the Non-Employee Plan will terminate unless the Board of Directors determines in its sole discretion that: (i) another corporation will assume such options or substitute similar options therefor; or (ii) such options will continue in full force and effect.

         Administration. The Non-Employee Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the Non-Employee Plan. The Board of Directors may delegate administration of the Non-Employee Plan to a committee composed of not fewer than three members of the Board. The Board may abolish any such committee at any time and re-vest in the Board the administration of the Non-Employee Plan.

         Duration, Amendment and Termination. The Board may suspend or terminate the Non-Employee Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Non-Employee Plan will terminate in April 2007.

         The Board may also amend the Non-Employee Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (i) increase the number of shares reserved for issuance under the Non-Employee Plan; or (ii) modify the requirements as to eligibility for participation in the Non-Employee Plan, to the extent that such modification requires stockholder approval under Rule 16b-3; or (iii) modify the Non-Employee Plan in any other way to the extent that such modification requires stockholder approval under Rule 16b-3.


         Federal Income Tax Information. Options granted under the Plan are "non-statutory stock options" for federal income tax purposes. There are no tax consequences to the optionee or the Company by reason of the grant of a non-statutory stock option. The material U.S. federal income tax implications to those persons granted options under the Plan are that upon exercise of a non-statutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short term depending on whether the stock was held for more than one year.

         As a result of the promulgation of regulations in 1991 under Section 16 of the Securities Exchange Act of 1934, as amended, and under Section 83 of the Code, shares acquired upon the exercise of a non-statutory stock option by an optionee subject to Section 16(b) will be deemed to be subject to a risk of forfeiture only if the option is exercised within six months of the date of grant of the option. Generally, if shares are subject to a substantial risk of forfeiture, the date on which ordinary income is measured and recognized is delayed until the risk of forfeiture lapses, unless, within 30 days of exercise, the optionee elects otherwise. Because options granted under the Plan generally can be exercised earlier than six months after the date of grant, shares acquired under the Plan could be treated as being subject to a risk of forfeiture. Although it is unclear, it appears that the Internal Revenue Service takes the position that shares acquired more than six months after the option is granted are not treated as subject to a risk of forfeiture even if the shares cannot be sold immediately, due to a prior "purchase" under Section 16(b).


         The foregoing discussion is not intended to be a complete description of the federal income tax aspects of options granted under the Plan, however, it is believed to include all material U.S. federal income tax implications. In addition, the administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable.

         In the event proposal number 5, the proposal to increase the number of shares of Common Stock the Company is authorized to issue, is not approved by stockholders, proposal number 3 will be withdrawn from consideration by stockholders.

         ADOPTION OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST AT THE MEETING.

4.       PROPOSAL TO ADOPT THE 2000 STOCK INCENTIVE PLAN


         On February 11, 2000 the Company's Board of Directors adopted, subject to stockholder approval, the 2000 Stock Incentive Plan (the "2000 Plan") pursuant to which 17,500,000 shares of Common Stock would be reserved for the issuance of options to be granted under the 2000 Plan. A general description of the 2000 Plan is set forth below.

               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4


         Under the 2000 Plan, 17,500,000 shares of Common Stock have been reserved for issuance on exercise of options that may be granted under the 2000 Plan. The 2000 Plan is divided into five separate components: (i) the Discretionary Option Grant Program under which eligible individuals in the Company's employ or service (including officers and consultants) may, at the discretion of the 2000 Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price equal to not less than the fair market value of the Common Stock on the date of grant, (ii) the Stock Issuance Program under which such individuals may, in the 2000 Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of such shares at a price not less than their fair market value at the time of issuance or as a bonus tied to the performance of services, (iii) the Salary Investment Option Grant Program which may, in the 2000 Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow executive officers and other highly compensated employees the opportunity to apply a portion of their base salary to the acquisition of special below-market stock option grants, (iv) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible, non-employee members of the Board of Directors to purchase shares of Common Stock at an exercise price equal to their fair market value on the grant date and (v) the Director Fee Option Grant Program which may, in the 2000 Plan Administrator's sole discretion, be activated for one or more calendar years and, if so activated, will allow non-employee Board members the opportunity to apply a portion of any annual retainer fee otherwise payable to them in cash each year to the acquisition of special below-market option grants.

         The Discretionary Option Grant Program and the Stock Issuance Program initially will be administered by the Board of Directors. The Board of Directors, as 2000 Plan Administrator, will have the discretion to determine which eligible individuals are to receive option grants or stock issuances under those programs, the time or times when such option grants or stock issuances are to be made, the number of shares subject to each such grant or issuance, the status of any granted option as either an incentive stock option or a non-statutory stock option under the federal tax laws, the vesting schedule to be in effect for the option grant or stock issuance and the maximum term for which any granted option is to remain outstanding. Factors the Board of Directors will consider in determining whether to award options or stock are expected to include, among others, the nature and quality of services provided, the value of those services to the Company, the compensation of the individual, and inducements to continue the person's services. The Board of Directors will also have the authority to select the executive officers and other highly compensated employees who may participate in the Salary Investment Option Grant Program in the event that program is activated for one or more calendar years, but the Board of Directors will not exercise any administrative discretion with respect to option grants made under the Salary Investment Option Grant Program or under the Automatic Option Grant Program or Director Fee Option Grant Program for the non-employee Board members. All grants under those three latter programs will be made in strict compliance with the express provisions of each such program.

         The exercise price for the shares of Common Stock subject to option grants made under the 2000 Plan may be paid in cash or in shares of Common Stock valued at fair market value on the exercise date. The option may also be exercised through a same-day sale program without any cash outlay by the optionee. In addition, the 2000 Plan Administrator may provide financial assistance to one or more optionees in the exercise of their outstanding options or the purchase of their unvested shares by allowing such individuals to deliver a full-recourse, interest-bearing promissory note in payment of the exercise price and any associated withholding taxes incurred in connection with such exercise or purchase.

         Stock appreciation rights are authorized for issuance under the Discretionary Option Grant Program which provide the holders with the election to surrender their outstanding options for an appreciation distribution from the Company equal to the excess of (i) the fair market value of the vested shares of Common Stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may be made in cash or in shares of Common Stock.


         In the event that the Company is acquired by merger or sale of substantially all of its assets or securities possessing more than 50% of the total combined voting power of the Company's outstanding securities, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or otherwise continued in effect will automatically accelerate in full, and all unvested shares under the Discretionary Option Grant and Stock Issuance Programs will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are assigned to the successor corporation or otherwise continued in effect. The 2000 Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program which will become exercisable on an accelerated basis for all of the option shares upon (i) an acquisition or other change in control of the Company, whether or not those options are assumed or continued in effect, or (ii) the termination of the optionee's service within a designated period (not to exceed 18 months) following an acquisition or other change in control in which those options are assumed or continued in effect. The vesting of outstanding shares under the Stock Issuance Program may be accelerated upon similar terms and conditions. The 2000 Plan Administrator is also authorized under the Discretionary Option Grant and Stock Issuance Programs to grant options and to structure repurchase rights so that the shares subject to those options or repurchase rights will immediately vest in connection with a change in the majority of the Board of Directors of the Company by reason of one or more contested elections for Board membership, with such vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service within a designated period following such change in control.

         In the event the 2000 Plan Administrator elects to activate the Salary Investment Option Grant Program for one or more calendar years, each executive officer and other highly compensated employees of the Company selected for participation may elect, prior to the start of the calendar year, to reduce his or her base salary for that calendar year by a specified dollar amount not less than $12,000 nor more than $60,000. If such election is approved by the 2000 Plan Administrator, the individual will automatically be granted, on the first trading day in January of the calendar year for which that salary reduction is to be in effect, a non-statutory option to purchase that number of shares of Common Stock determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Common Stock on the grant date. The option will be exercisable at a price per share equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the amount of salary invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the salary reduction is to be in effect and will be subject to full and immediate vesting upon certain changes in the ownership or control of the Company.

         Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member at any time after the January 1, 2000, whether by appointment by the Board of Directors or election of the stockholders, will automatically receive an option grant for 50,000 shares as of the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, on the date of each Annual Stockholders

Meeting of the Company held after the 2000 Plan Effective Date, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an option to purchase 5,000 shares of Common Stock, provided such individual has served on the Board for at least six months. Each automatic grant for the non-employee Board members will have a term of 5 years, subject to earlier termination following the optionee's cessation of Board service. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease Board service prior to vesting in those shares. The shares subject to each initial 50,000-share automatic option grant will vest over a three-year period in successive equal annual installments upon the individual's completion of each year of Board service measured from the option grant date. Each 5,000-share automatic option grant will vest upon the individual's completion of one year of Board service measured from the option grant date. However, the shares subject to each automatic grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee's death or disability while a Board member.

         Should the Director Fee Option Grant Program be activated in the future, each non-employee Board member will have the opportunity to apply all or a portion of any annual retainer fee otherwise payable in cash to the acquisition of a below-market option grant. The option grant will automatically be made on the first trading day in January in the year for which the retainer fee would otherwise be payable in cash. The option will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date, and the number of shares subject to the option will be determined by dividing the amount of the retainer fee applied to the program by two-thirds of the fair market value per share of Common Stock on the grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee invested in that option. The option will become exercisable for the option shares in a series of 12 equal monthly installments over the calendar year for which the election is to be in effect. However, the option will become immediately exercisable for all the option shares upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

         The shares subject to each option under the Salary Investment Option Grant and Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon (i) an acquisition of the Company by merger or asset sale,
(ii) the successful completion of a tender offer for more than 50% of the Company's outstanding voting stock or (iii) a change in the majority of the Board effected through one or more contested elections for Board membership. Limited stock appreciation rights will automatically be included as part of each grant made under the Automatic Option Grant, Salary Investment Option Grant and Director Fee Option Grant Programs and may be granted to one or more officers of the Company as part of their option grants under the Discretionary Option Grant Program. Options with such a limited stock appreciation right may be surrendered to the Company upon the successful completion of a hostile tender offer for more than 50% of the Company's outstanding voting stock. In return for the surrendered option, the optionee will be entitled to a cash distribution from the Company in an amount per surrendered option share equal to the excess of (i) the highest price per share of Common Stock paid in connection with the tender offer over (ii) the exercise price payable for such share.


         The Board of Directors of the Company may amend or modify the 2000 Plan at any time, subject to any required stockholder approval. The 2000 Plan will terminate on the earliest of (i) 10 years after the 2000 Plan Effective Date,
(ii) the date on which all shares available for issuance under the 2000 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

         Options   granted  under  the  2000  Plan  could  have  the  effect  of discouraging, delaying or preventing a merger or acquisition of the Company that a stockholder may consider favorable.

         As of December 14, 2000, subject to shareholder approval of the adoption of the 2000 Plan, options to purchase an aggregate of 9,562,000 shares of Common Stock at an exercise price of $0.75 per share have been granted to 162 employees and non-employee consultants, including options to purchase 625,000 shares granted to each of Mr. Neel and Mr. Thornton.

         In the event proposal number 5, the proposal to increase the number of shares of Common Stock the Company is authorized to issue, is not approved by stockholders, proposal number 4 will be withdrawn from consideration by stockholders.

         ADOPTION OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES CAST AT THE MEETING.

5. PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.


         The Board of Directors of the Company has recommended an amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock, $.0005 par value, from 12,500,000 shares to 175,000,000 shares. The proposed form of the Certificate of Amendment respecting the amendment to the Certificate of Incorporation to increase the number of shares of Common Stock authorized is attached hereto as Exhibit A.

              MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5.

         The amendment has received the unanimous approval of the Company's Board of Directors and will be adopted by shareholders upon receiving the affirmative vote of a majority of the outstanding stock entitled to vote thereon at the Meeting.


         The Company is currently authorized to issue 12,500,000 shares of Common Stock, of which 12,496,408 shares were outstanding at the close of business on December 14, 2000. Also at December 14, 2000, the Company had both reserved for issuance and was contractually committed to reserve for issuance an additional 124,855,600 shares under the terms of outstanding options, warrants and convertible securities, after reflecting all adjustments required to be made to the exercise and conversion prices and numbers of shares issuable under the terms of the anti-dilution provisions of such securities and including options granted subject to shareholder approval of amendments to the plans or adoption of the plan under which they were granted. Accordingly, at December 14, 2000, the number of shares of Common Stock reserved for issuance and which the Company was contractually committed to reserve for issuance, together with the number of shares outstanding on that date, exceeded the number of shares the Company is authorized to issue under its Certificate of Incorporation by 125,422,939 shares.

         In addition, the Company is seeking at the Meeting stockholder approval of proposals to increase the number of shares of Common Stock reserved under the terms of its 1997 Omnibus Incentive Plan and 1997 Non-Employee Stock Option Plan and to approve the adoption of the 2000 Stock Incentive Plan all of which will result in an additional 18,200,000 shares to be reserved under those plans.

         In order for the Company to fulfill its commitments regarding the reservation of shares under outstanding options, warrants and convertible securities, to make available a sufficient number of shares for issuance on exercise of options that may be granted under the amended terms of its 1997 Omnibus Incentive Plan, the 1997 Non-Employees Stock Option Plan and the 2000 Stock Incentive Plan proposed to be approved, as well to have approximately 37,000,000 shares unreserved and available for issuance for other corporate purposes, the Company is seeking stockholder approval of an amendment to its Certificate of Incorporation to increase the number of shares of Common Stock the Company is authorized to issue to 175,000,000 shares from 12,500,000 shares.


Background

         At December 31, 1997, the Company had outstanding 2,990,254 shares of Common Stock, and had reserved an aggregated of 3,737,256 shares for issuance on exercise of outstanding warrants, options and convertible securities and under the terms of the 1997 Omnibus Incentive Plan and 1997 Non-Employee Stock Option Plan, including 2,744,256 shares issuable on exercise or conversion of warrants and notes held by St. James.

         On January 23, 1998,  the Company  entered  into an agreement  with St.
James pursuant to which it sold its $10.0 million principal amount of its 8% convertible note and warrants to purchase 2,000,000 shares of common stock. The per share conversion price of the note and the exercise price of the warrants initially was $7.00 and $6.75, respectively. Accordingly, an aggregate of 3,428,571 shares were reserved in January 1998 for issuance on exercise and conversion of the note and warrants.

         On March 16, 1998, the Company entered into a Loan and Security Agreement with Fleet pursuant to which the Company was able to borrow up to an aggregate of $19.0 million, subject to certain conditions. Fleet conditioned its agreement to lend the money to the Company on St. James agreeing to certain amendments to the terms of the convertible notes of the Company issued to St. James. Among other things, these amendments required St. James to extend the maturity date of $10.0 million of indebtedness owing to it from maturing in 18 months to maturing in 36 months, required St. James to fully subordinate the payment of principal and interest on the indebtedness owing to it to the prior payment in full of the Company's indebtedness to Fleet, and required St. James and its affiliates to refrain from selling shares of Common Stock of the Company below certain percentage levels of the Company's shares outstanding so long as the indebtedness remains owing to Fleet. In consideration for these amendments, the Company agreed to reduce the exercise and conversion prices of the common stock purchase warrants and note issued to St. James in January 1998 to $5.50 per share and to provide that in the event shares of Common Stock were issued by the Company thereafter at a price less than $5.50 per share such exercise and conversion prices would be reduced to a price equal to the price at which the shares were issued. The $5.50 price was based on a price at which the Company issued shares of Common Stock in a private placement in March 1998, at the time St. James agreed to the amendments to its agreements.

         In order to obtain the additional $1.5 million of subordinated borrowings necessary to complete the closing of the Company's Amended and Restated Loan Agreement with Fleet, in October 1998, the Company entered into an agreement with SJMB, whereby SJMB agreed to purchase up to $2.0 million principal amount of the Company's convertible promissory note due on March 16, 2001. The note issued to SJMB was originally convertible into shares of the Company's Common Stock at a conversion price of $2.25 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect, in which event the conversion price is reduced to the lower price at which such shares are issued. The Company also agreed to issue to SJMB warrants to purchase an aggregate of 1,333,333 shares of Common Stock exercisable at a price of

$2.25 per share. Such warrants are subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise price then in effect, in which event the exercise price is reduced to the lower price at which such shares are issued and the number of shares issuable is adjusted upward.

         As a consequence of the issuance on October 30, 1998 of the convertible note and warrant to SJMB with conversion and exercise prices of $2.25, under the terms of the amended anti-dilution provisions of the other convertible notes and warrants held by St. James, including certain of its affiliates and assignees, the conversion prices and exercise prices of those securities were reduced to $2.25 per share with the total number of shares issuable on conversion and exercise being adjusted to 13,817,870 shares from 6,562,440 shares.


         In February 1999, in order to enter into a forbearance agreement with Fleet, the Company entered into an agreement with two affiliates of St. James, to purchase up to $2.5 million principal amount of the Company's convertible promissory note due on March 16, 2001. The note is convertible into shares of the Company's Common Stock at an original conversion price of $1.50 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect, in which event the conversion price is reduced to the lower price at which such shares are issued. The Company also issued warrants to purchase 2,075,000 shares of Common Stock exercisable at a price of $1.50 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise price then in effect, in which event the exercise price is reduced to the lower price at which such shares are issued and the number of shares issuable is adjusted upward.

         As a consequence of the issuance of the convertible note and warrant to SJMB in February 1999 with conversion and exercise prices of $1.50, under the terms of the anti-dilution provisions of the outstanding convertible notes and warrants held by St. James, including certain of its affiliates and assignees, the conversion prices and exercise prices of those securities were reduced to $1.50 per share with the total number of shares issuable on conversion and exercise being adjusted upward to 29,468,471 shares.


         On January 24, 2000, the Company entered into a Loan and Security Agreement with Coast pursuant to which it is enabled to make secured borrowings in the aggregate amount of up to $25.0 million subject to certain limitations in the amount able to be borrowed under a receivables loan and two term loans. On February 15, 2000, the Company borrowed an aggregate of $15.6 million under the Loan and Security Agreement. The proceeds were used to repay Fleet in the amount of $13.5 million, which indebtedness was then in default, to repay other indebtedness aggregating $1.5 million, and the balance was used for general corporate purposes, including the payment of outstanding accounts payable. Borrowings under the Loan and Security Agreement with Coast were conditioned upon the Company receiving proceeds of at least $5.0 million in additional equity or debt subordinated to the borrowings from Coast.

         In order to meet the condition to the borrowings from Coast under the Loan and Security Agreement, during the period December 17, 1999 through February 14, 2000, the Company sold pursuant to Note Purchase Agreements dated December 17, 1999 (the "Note Purchase Agreements") $7.0 million principal amount of convertible promissory notes (the "Notes") due on January 15, 2001 and warrants ("Warrants") to purchase 28.7 million shares of Common Stock. Payment of principal and interest on the Notes is collateralized by substantially all the assets of the Company, subject, however, to the terms of a subordination agreement between the purchasers and Coast. The Notes bear interest at 10% per annum through September 30, 2000 and thereafter at the rate of 15% per annum and are convertible into shares of the Company's Common Stock at a conversion price of $0.75 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the conversion price then in effect, in which event the conversion price is reduced to the lower price at which such shares were issued. The Warrants are exercisable at a price of $0.75 per share, subject to anti-dilution adjustment for certain issuances of securities by the Company at prices per share of Common Stock less than the exercise price then in effect, in which event the exercise price is reduced to the lower price at which such shares were issued and the number of shares issuable is adjusted upward. The average of the bid and asked prices for the Company's Common Stock on the OTC Bulletin Board during the months of December 1999 through February 2000 was $0.65 per share. The shares issuable on conversion of the Notes and exercise of the Warrants have demand and piggy-back registration rights under the Securities Act of 1933. The Notes contain various affirmative and negative covenants, including, among others, a prohibition against the Company consolidating, merging or entering into a share exchange with another person, with certain exceptions, without the consent of the purchasers. Events of default under the Notes include, among other events,
(i) a default in the payment of principal or interest on the Notes; (ii) a default in the performance of any covenant of the Note Purchase Agreements or other agreement entered into in connection therewith and the failure to cure such default; (iii) any representation or warranty of the Company in the Note Purchase Agreements or other agreement entered into in connection therewith being untrue in any material respect and such default remains uncured; (iv) the Company defaults in the payment when due or by acceleration of any other indebtedness having an aggregate principal amount outstanding in excess of $100,000 and such default remains uncured; (v) a judgment for the payment of money in excess of $100,000 is entered against the Company; and (vi) the commencement of certain bankruptcy or insolvency proceedings. If an event of default occurs, the Notes may, at the option of the holders, become immediately due and payable.

         As a consequence of the issuance of the Notes and Warrants in late 1999 and early 2000 with conversion and exercise prices of $0.75, under the terms of the anti-dilution provisions of other outstanding convertible notes and warrants held by St. James, including certain of its affiliates and assignees, the conversion prices and exercise prices of those securities were reduced to $0.75 per share with the total number of shares issuable on conversion and exercise being adjusted upward to 21,611,596 shares, in addition to the 9,768,298 shares reserved for issuance on conversion of the Notes and exercise of the Warrants.

         On December 15, 1998, the Company entered into a joint operation and option agreement with Measurement Specialists, Inc. ("MSI"), which is engaged in the oil and gas well servicing business, resulting in the operation by the Company of MSI's assets. The option relates to the acquisition of MSI's assets. In consideration for the option, the Company has issued to MSI 50,000 shares of Common Stock and has agreed to issue to MSI an additional 94,445 shares.


         An offering of shares of Common Stock of the Company to persons who asserted that excessive delays were encountered in effecting the registration of their shares under the Securities Act of 1933, as amended, and that therefore such persons were unable to liquidate their securities expired on May 28, 1999 and the Company issued an aggregate of 744,644 shares to the persons who accepted the offer. The Company disagreed with those assertions but agreed to the issuance of the shares to resolve any claims, subject to the release by such persons of their claims.

         Other than as described above, the Company has no present specific plans to issue any additional shares of its Common Stock or other options, warrants or convertible securities requiring the issuance, on exercise or conversion, any additional shares of Common Stock. The Company may, however, seek to raise additional capital to support its operations and improve its liquidity.

Reasons for the Proposed Increase in Authorized Shares.


         THE NOTE PURCHASE AGREEMENTS ENTERED INTO IN CONNECTION WITH THE SALE OF THE NOTES IN FEBRUARY 2000 CONTAIN A COVENANT WHEREBY THE COMPANY HAS AGREED THAT AT OR BEFORE THIS MEETING IT WILL SECURE AN AMENDMENT TO ITS CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES THAT IT IS AUTHORIZED TO ISSUE TO A NUMBER SUFFICIENT TO AUTHORIZE THE ISSUANCE OF ITS CURRENTLY OUTSTANDING
SHARES  AND  ALL  SHARES  THAT  ARE  ISSUABLE  UPON  THE  CONVERSION  OF ALL ITS
OUTSTANDING CONVERTIBLE NOTES AND SECURITIES AND UPON THE EXERCISE OF ANY WARRANTS OR OPTIONS TO PURCHASE THE COMPANY'S COMMON STOCK. ACCORDINGLY, THE FAILURE OF THE STOCKHOLDERS OF THE COMPANY TO APPROVE AT THE MEETING THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THE COMPANY IS AUTHORIZED TO ISSUE WILL BE

A BREACH OF A COVENANT UNDER THE NOTE PURCHASE AGREEMENTS AND A DEFAULT UNDER THE NOTES. THE DEFAULT UNDER THE NOTES COULD RESULT, AT THE OPTION OF THE HOLDERS, IN THE NOTES BECOMING IMMEDIATELY DUE AND PAYABLE AND WOULD ALSO LEAD, UNDER THE CROSS DEFAULT PROVISIONS OF THE INSTRUMENTS UNDER WHICH SUCH INDEBTEDNESS WAS INCURRED, TO A DEFAULT UNDER ALL THE COMPANY'S OTHER OUTSTANDING INDEBTEDNESS AGGREGATING $49.2 MILLION AT SEPTEMBER 30, 2000. UNDER SUCH CIRCUMSTANCES, THE HOLDERS OF SUCH INDEBTEDNESS, INCLUDING COAST WHICH HOLDS $20.6 MILLION AT SEPTEMBER 30, 2000 OF INDEBTEDNESS SECURED BY A SENIOR LIEN ON THE COMPANY'S ASSETS, COULD ACCELERATE THE MATURITY OF THE INDEBTEDNESS THEY HOLD AND FORECLOSE ON SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS. THIS COULD RESULT IN THE LOSS OF A STOCKHOLDER'S INVESTMENT IN THE COMPANY.

         ST. JAMES HAS ADVISED THE COMPANY THAT IT INTENDS TO VOTE THE 5,017,481 SHARES, CONSTITUTING APPROXIMATELY 40% OF THE SHARES OUTSTANDING, IN FAVOR OF THE PROPOSAL.

         The Board of Directors recommends an increase in the number of authorized shares of the Company's Common Stock from 12,500,000, to 175,000,000.

         The  Board of  Directors  believes  it is  desirable  to  increase  the authorized shares of Common Stock in order to avoid a default under its outstanding indebtedness and to meet its existing contractual obligations under outstanding options, warrants and convertible securities. The amendment will make available sufficient number of shares available for exercise of options that may be granted under the amended terms of its 1997 Omnibus Incentive Plan and 1997 Non-Employee Stock Option Plan, and its newly adopted 2000 Stock Incentive Plan, as well as for future use for other transactions such as possible acquisitions, financings, stock dividends or other corporate purposes. The Board of Directors generally will have the power to issue the additional authorized shares without shareholder approval. All newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. Under the Company's Certificate of Incorporation, stockholders do not and will not have preemptive rights. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership interest and voting rights of existing shareholders. The issuance of additional shares would result in an increase in the Company's total number of shares outstanding. Thereby, the holders of shares of Common Stock of the Company on December 14, 2000 would, following such share issuance, hold a lesser percentage of the shares outstanding. Such share issuances could be the result of efforts by the Company to raise additional capital, acquisitions by the Company of other assets or business, or the grant of options or issuance of convertible securities or warrants. The Board of Directors is not presently considering any of such transactions.

         The Company believes that it may be required to issue or reserve for issuance additional shares of Common Stock in connection with raising additional capital so as to meet obligations in the future to lenders and others. The Company does not at present have under consideration any specific plans or proposals to issue any additional shares of Common Stock for this purpose. However, the Company believes it prudent to have shares authorized for issuance if the need to issue or reserve shares for issuance for this purpose materializes. Except for the additional shares proposed to be reserved under the amended terms of the 1997 Omnibus Incentive Plan and the 1997 Omnibus Non-Employee Plan and the 2000 Stock Incentive Plan, the Company has no other plans to issue or reserve for issuance any additional shares of Common Stock. Management of the Company believes that having 175,000,000 shares of Common Stock authorized should be adequate to meet the Company's needs to raise additional capital and for other purposes in the foreseeable future.

         ADOPTION OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK.

                        PRINCIPAL AND OTHER STOCKHOLDERS

         The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 14, 2000 (a) by each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Common Stock, (b) by each of the Company's Directors and officers, and (c) by all Directors and officers as a group. As of December 14, 2000, the Company had 12,496,408 shares of Common Stock outstanding.


                                                                                        PERCENTAGE OF
                                                              NUMBER OF SHARES      OUTSTANDING SHARES(3)
                       NAME AND ADDRESS (1)(2)                     OWNED

              --------------------------------------------------------------------------------------------
              William L. Jenkins                                   410,000 (4)               3.2%

              Danny R. Thornton                                    705,666 (5)               5.3%

              Allen R. Neel                                        705,000 (5)               5.3%

              Charles E. Underbrink                              4,346,667 (9)              25.8%
              John L. Thompson
              777 Post Oak Blvd.
              Suite 950
              Houston, TX 77056

              St. James Capital Partners, L.P.
                and affiliates(6)
              777 Post Oak Boulevard - Suite 950
              Houston, Texas 77056                              96,062,041                  88.5%

              Bendover Corp. (7)                                 3,814,235                  23.4%
              Alan W. Mann
              M. Dale Joers

              1053 The Cliffs Blvd
              Montgomery, TX 77356

              All Directors and Officers as a Group
                 (5 persons including the above) (8)       106,043,609 (4)(5)(6)            89.5%


(1) This tabular information is intended to conform with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 relating to the determination of beneficial ownership of securities. The tabular information gives effect to the exercise of warrants or options exercisable within 60 days of the date of this table owned in each case by the person or group whose percentage ownership is set forth opposite the respective percentage and is based on the assumption that no other person or group exercise their option.
(2) Unless otherwise indicated, the address for each of the above is c/o Black Warrior Wireline Corp., 3748 Highway #45 North, Columbus, Mississippi 39701.
(3) The percentage of outstanding shares calculation is based upon 12,496,408 shares outstanding as of December 14, 2000, except as otherwise noted.
(4)      Includes 200,000 shares issuable on exercise of an option.
(5) Includes 80,000 shares issuable on exercise of an option at a price of $2.625 per share and 625,000 shares issuable on exercise of an option at a price of $0.75 per share.
(6) Includes shares issuable to St. James Capital Partners, LP and its affiliates on conversion of notes and exercise of warrants. See "Certain Transactions."
(7) Based on information contained in the Schedule 13D dated October 9, 1997. On October 9, 1997, the Company issued 647,569 shares and paid $586,000 in cash to purchase substantially all the assets of Diamondback Directional, Inc. (which corporation subsequently changed its name to Bendover Corp.). As of December 22, 1999, the Company issued an additional 2,666,666 shares to Bendover Corp as part of the consideration paid to resolve certain litigation. Messrs. Mann and Jowers each own approximately 42.5% of the outstanding capital stock of Bendover Corp. Also includes shares issuable at a price of $0.75 on exercise of an option.
(8) Also includes the shares held by St. James and the shares issuable on exercise of the vested portion of the options held by Messrs. Thornton and Neel.
(9) Includes 4,075,000 shares issuable upon exercise of options held by Messrs. Thompson and Underbrink as tenants in common and 271,667 shares issuable to Mr. Underbrink upon exercise of an option.

CHANGE OF CONTROL


          Commencing in June 1997, St. James and affiliated entities entered into a series of transactions with the Company to purchase an aggregate of $24.2 million of convertible promissory notes and warrants. See "Election of Directors
- Certain Transactions" for a description of the Company's transactions with St. James and its affiliated entities. In addition, two of the four nominees for election as a Director of the Company are affiliates of St. James. As of December 14, 2000, St. James holds 5,017,481 shares of the Company's Common Stock. In the event St. James, its affiliated entities, assignees and certain of its limited partners should convert all of their notes and exercise all of their warrants, St. James, its affiliated entities, assignees and its limited partners would then hold an aggregate of 96,062,041 shares of Common Stock. Subject to shareholder approval of the Certificate of Incorporation to increase the number of shares of Common Stock authorized, this would constitute approximately 88.5% of the shares outstanding, without giving effect to the issuance of any shares on conversion or exercise of any other outstanding convertible securities, warrants or options. The ability of St. James, its affiliated entities, assignees and its limited partners to exercise and convert in full the warrants and notes is dependent upon the adoption of the amendment to the Company's Certificate of Incorporation described in Proposal 5. Accordingly, by virtue of the foregoing transactions with St. James and the election of Messrs. Thompson and Underbrink as Directors of the Company, a change of control of the Company may be deemed to have occurred.

                              CERTIFYING ACCOUNTANT


         The Board of Directors has selected PricewaterhouseCoopers L.L.P. as the Company's independent auditors for 2000. The Company expects a representative of PricewaterhouseCoopers L.L.P. to be present at the Meeting and to be available to respond to appropriate questions or make a statement if they desire to do so.

          SUBMISSION OF STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING


         Any proposals which Stockholders intend to present for a vote of Stockholders at the Company's 2001 Annual Meeting, and which such Stockholders desire to have included in the Company's Proxy Statement and Form of Proxy relating to that Meeting, must be sent to the Company's executive office and received by the Company on or before September 1, 2001.

                                     GENERAL

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone, and the Company will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.


         The Company's Annual Report to Stockholders for the year ended December 31, 1999, including financial statements, is being mailed to Stockholders herewith. Such Annual Report is not, however, a part of this proxy statement.


                                            By Order of the Board of Directors


Dated: December 28, 2000                    /s/ Allen R. Neel,  Secretary

                                                                     Exhibit "A"

         RESOLVED, that Article Fourth of the Certificate of Incorporation of this corporation be hereby amended to read in its entirety as follows:


         FOURTH. The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is One Hundred Seventy-Seven Million Five Hundred Thousand (177,500,000) shares, of which One Hundred Seventy-Five Million (175,000,000) shares, of a par value of $.0005 per share, shall be designated "Common Stock," and Two Million Five Hundred Thousand (2,500,000) shares, of a par value of $.01 per share, shall be designated "Preferred Stock."

                                                         APPENDIX: FORM OF PROXY

                          BLACK WARRIOR WIRELINE CORP.
                             3748 Highway #45 North
                           Columbus, Mississippi 39701

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints William L. Jenkins and Danny Ray Thornton, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of Black Warrior Wireline Corp. held of record by the undersigned on December 14, 2000 at the Annual Meeting of Shareholders to be held on January 30, 2001 or any adjournment thereof.


         1. Election of Directors

            |_| For all nominees listed below (except as marked to contrary below)

            |_| Withhold Authority to vote for all nominees listed below

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH
THE NOMINEE'S NAME IN THE LIST BELOW.



                               William L. Jenkins
                               Charles Underbrink
                                John L. Thompson
                                  Alan W. Mann

         2. In Favor of  |_|     Against  |_|     Abstain  |_|

            A proposal to approve an amendment to the Company's 1997 Omnibus Incentive Plan to increase the number of shares reserved for the grant of options thereunder from 600,000 shares to 1,000,000 shares.

         3. In Favor of  |_|     Against  |_|     Abstain  |_|

            A  proposal  to  approve  an   amendment  to  the   Company's   1997
Non-Employee Stock Option Plan to increase the number of shares reserved for the grant of options thereunder from 100,000 shares to 300,000 shares.

         4. In Favor of |_|      Against  |_|     Abstain  |_|


            A proposal to approve the adoption of the 2000 Stock Incentive Plan.


         5. In Favor of  |_|     Against  |_|     Abstain  |_|


            A proposal to amend the Company's Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 12,500,000 to 175,000,000.

         6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

         PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

         WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Dated:  _______________, 2001               ____________________________________
                                            Signature
                                            Title (if required)



                                            ____________________________________
                                            Signature (if held jointly)


                                      -II-